Exhibit 99.1
NEWS RELEASE

For information, contact:
Media – David A. Harpole (713) 309-4125
Investors – Douglas J. Pike (713) 309-7141

Lyondell Announces Merger to Close on Dec. 20

HOUSTON, Dec. 14, 2007 — Lyondell Chemical Company (NYSE:LYO) today announced that it has received official notice from Basell AF S.C.A. under the Agreement and Plan of Merger, dated as of July 16, 2007, among Basell AF S.C.A., BIL Acquisition Holdings Limited and Lyondell, that the merger transaction closing will occur on Dec. 20, 2007.  The closing is expected to occur during NYSE trading hours.

About Lyondell
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE.

Forward-Looking Statements
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell’s ability to implement its business strategies, including the ability of Lyondell and Basell to complete the proposed merger; availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; risks of doing business outside of the U.S.; access to capital markets; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2007.

SOURCE:  Lyondell Chemical Company

Lyondell Chemical Company
www.lyondell.com